Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

among

Grant Ventures, Inc.,

Impact Acquisition Corporation,

and

Impact Diagnostics, Inc.

Dated as of July 6, 2004

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of July 6, 2004 (this “Agreement”) by and among Grant Ventures, Inc., a Nevada Corporation (“Parent”), Impact Acquisition Corporation, a Utah corporation (“Merger Sub”) and Impact Diagnostics, Inc., a Utah corporation (“Company”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of Parent, Merger Sub and the Company, as the case may be, and their respective stockholders that Merger Sub merge with and into the Company with the Company being the Surviving Corporation (as defined herein) in accordance with the terms and conditions of this Agreement (the “Merger”), and have approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                          Definitions.  The following terms, as used herein, have the following meanings:

“14f-1 Statement” has the meaning set forth in Section 6.9 hereof.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Agreement” or “this Agreement” shall mean, and the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to, this agreement, and all Exhibits and Schedules hereto, as the same from time to time may be amended.

“Articles of Merger” has the meaning set forth in Section 2.2 hereof.

“BrewServ” has the meaning set forth in Section 4.2(c) hereof.

“Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in Salt Lake City, Utah are closed or authorized to be closed for business.

“Certificates” has the meaning set forth in Section 3.2(b) hereof.

“Closing” means the consummation of the Transactions, as provided in Section 2.5 hereof.

“Closing Date” has the meaning set forth in Section 2.5 hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Balance Sheet Date” has the meaning set forth in Section 5.6 hereof.

“Company Confidential Information” means all confidential information concerning the Company or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of the Company, (iii) was not in Parent or Merger Sub’s possession prior to disclosure thereof to Parent or Merger Sub in connection with the transactions contemplated herein, and (iv) was not independently developed by Parent or Merger Sub.

“Company Financial Statements” means the audited financial statements of the Company as of and for the year ended December 31, 2003 (including all schedules and notes thereto), consisting of the balance sheet, statement of operations, statement of cash flows and statement of stockholders’ equity (deficit) for such periods.

“Company Material Adverse Change” means a change (or circumstance involving a prospective change) that has or can reasonably be expected to have a Company Material Adverse Effect.

“Company Material Adverse Effect” means any change, development, effect, event, condition or occurrence that would reasonably be expected to be materially adverse to the business, assets (including tangible assets), liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other Transactions.

“Company Stock” means the shares of common stock, par value $0.001 per share, of the Company.

“Contract” means any lease, license, loan or credit agreement, indenture, note, bond, agreement, guarantee, permit, concession, franchise or other contract, commitment, instrument, arrangement, understanding, obligation or undertaking, whether oral or written.

“Effective Date” has the meaning set forth in Section 2.2 hereof.

“Effective Time” has the meaning set forth in Section 2.2 hereof.

“Environmental Laws” means all federal, state and local laws, rules and regulations and other requirements which in any way are related to protection of health, safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of hazardous substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances.

“Escrow Agent” has the meaning set forth in Section 6.7 hereof.

“GAAP” means U.S. generally accepted accounting principles in effect from time to time.

“Governmental Authority” means the government of the United States or any foreign country or any state, local or other political subdivision thereof and any entity, agency, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, administrative agency, tribunal or commission.

“IRS” means the Internal Revenue Service.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

“Litigation” has the meaning set forth in Section 4.9 hereof.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(c) hereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Nondisclosure Agreement” has the meaning set forth in Section 6.4 hereof.

“Parent Common Stock” means the 50,000,000 shares of common stock, par value $0.0001 per share, of Parent.

“Parent Confidential Information” means all confidential information concerning Parent or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Parent, (iii) was not in the possession of the Company prior to disclosure thereof to the Company in connection with the transactions contemplated herein, and (iv) was not independently developed by the Company.

“Parent Expenses” has the meaning set forth in Section 6.7 hereof.

“Parent Financial Statements” means (i) the audited financial statements of Parent as of and for the fiscal year ended December 31, 2003 (including all schedules and notes thereto),

consisting of the balance sheet, statement of operations and statement of cash flows as of and for the year ended December 31, 2003 and the statement of stockholders’ equity (deficit) for the period from July 1, 1983 through December 31, 2003; and (ii) the unaudited financial statements of Parent as of and for the three month period ended March 31, 2004 (including all schedules and notes thereto), consisting of the balance sheet, statement of operations and statement of cash flows as of and for the three month period ended March 31, 2004 and the statement of stockholders’ equity (deficit) for the period from July 1, 1983 through March 31, 2004.

“Parent Material Adverse Change” means a change (or circumstance involving a prospective change) that has or can reasonably be expected to have a Parent Material Adverse Effect.

“Parent Material Adverse Effect” means any change, development, effect, event, condition or occurrence that would reasonably be expected to be materially adverse to the business, assets (including tangible assets), liabilities (contingent or otherwise), financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other Transactions.

“Parent SEC Reports” has the meaning set forth in Section 4.5(a) hereof.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, limited liability partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

“Placement Agent” has the meaning set forth in Section 6.7 hereof.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(b) hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means any Person 50.1% or more of the voting power of which is controlled by another Person.

“Surviving Corporation” has the meaning set forth in Section 2.2 hereof.

“Taxes” means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, severance, employee’s income and employment tax withholding, other withholding, unemployment taxes, interest, penalties and/or additions to tax attributable thereto, which are imposed by any Governmental Authority.

“Tax Return” means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

“Transactions” means the Merger and each of the other transactions contemplated by this Agreement.

“Transaction Document” means this Agreement and any other agreement or instrument executed and delivered in connection with this Agreement or the Transactions.

“URBCA” means the Utah Revised Business Corporation Act.

SECTION 1.2                          Interpretation.  Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein.  All accounting terms defined in this Article I, and those accounting terms used in this Agreement not defined in Section 1.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP.  Except as otherwise expressly provided herein, all terms used in conjunction with a description of securities shall have the meanings given to those terms under the 1934 Act.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

ARTICLE II

THE MERGER

SECTION 2.1                          The Merger.  Upon the terms and subject to the conditions hereof, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below).  Following the Merger, the Company, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and Merger Sub shall cease to exist.

SECTION 2.2                          Effective Time.  Articles of merger providing for the merger of Merger Sub with and into the Company (the “Articles of Merger”) shall be duly prepared, executed and filed by the Company, as the surviving corporation (sometimes also referred to as the “Surviving Corporation”), in accordance with the relevant provisions of the URBCA, and the parties hereto shall take all other actions required by law to make the Merger effective.  The Merger shall be effective at the time (the “Effective Time”) and on the date (the “Effective Date”) that the properly executed Articles of Merger are duly filed with the Secretary of State of Utah in accordance with the URBCA; provided, however, that by mutual consent of the parties, such Articles of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after such filing.

SECTION 2.3                          Effects of the Merger.  The Merger shall have the effects set forth in the URBCA.  As of the Effective Time, the Surviving Corporation shall become a wholly owned subsidiary of Parent.  The Articles of Incorporation and bylaws of the Company shall be the Articles of Incorporation and bylaws of the Surviving Corporation unless and until amended in accordance with their terms and as provided by law.

SECTION 2.4                          Directors and Officers.  From and after the Effective Time, the directors of the Company immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or until their earlier death, removal or resignation.

SECTION 2.5                          Closing.  The closing of the Transactions (the “Closing”) shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York, at 10:00 a.m. (EST), as soon as practicable after the receipt by the Company of confirmation from the Utah Secretary of State that the Articles of Merger have been approved as filed, or at such other time and place upon which the parties hereto may agree (the time and date of the Closing being hereinafter called the “Closing Date”).  All transactions consummated at the Closing shall be deemed to have taken place simultaneously and shall be deemed to be effective as of the Closing Date.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 3.1                          Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any of the following securities:

(a)                                  Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.001, of the Surviving Corporation.

(b)                                 Cancellation of Company Owned Stock. Each share of Company Stock that is held in the treasury of the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)                                  Conversion of Company Stock.  Each share of Company Stock (other than shares of Company Stock to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive one (1) share of Parent Common Stock (the “Merger Consideration”).  As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(d)                                 Conversion of Company Options.  Each option to purchase one share of Company Stock shall be converted into the right to receive an option to purchase one (1) share of Parent Common Stock.  As of the Effective Time, all options to purchase shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of any such options to purchase shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive options to purchase shares of Parent Common Stock, as described in the preceding sentence.

(e)                                  As a result of the Merger, the holders of capital stock of the Company and the holders of options to purchase capital stock of the Company immediately prior to the Effective Time will own in the aggregate 89% of the outstanding common stock of Parent and 91% of the common stock of Parent assuming the conversion of all outstanding convertible notes and the exercise of all outstanding options and warrants of Parent immediately following the Effective Time.

SECTION 3.2                          Exchange of Certificates.

(a)                                  Exchange Shares. Immediately following the Effective Time and from time to time thereafter, Parent shall make available, or cause the Surviving Corporation to make available, shares of Parent Common Stock in an amount and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing shares of Company Stock as part of the Merger pursuant to Section 3.1 (other than Company Stock to be canceled in accordance with Section 3.1(b)).  The shares of Parent Common Stock issuable with respect to shares of Company Stock in the Merger shall be deemed to have been issued at the Effective Time.

(b)                                 Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall, or cause the Surviving Corporation or its agent to, mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented shares of Company Stock (other than Company Stock to be canceled in accordance with Section 3.1(b)) (the “Certificates”): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent, or its agent, and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.  Upon surrender of a Certificate for cancellation to the Surviving Corporation or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock into which the shares of Company Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1, and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed, and otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of shares of Parent Common Stock into which the shares of Company Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1.  No interest will be paid or will accrue on any cash payable upon the surrender of any Certificate.  In the event any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver either (i) a bond in such sum as Parent may reasonably direct or (ii) a reasonable indemnity against any claim that may be made against Parent or the Surviving Corporation or their agents.

(c)                                  Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate.  Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, at the time of such surrender, the amount of any such dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock, without interest.

(d)                                 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock exchanged upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock theretofore represented by such Certificates.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged as provided in this Article III.

(e)                                  No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interest shall not entitle the owner thereof to vote or to any rights of a stockholder.  In lieu of any such fractional shares, each holder of Company Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of stock certificates for exchange pursuant to this Article III shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Merger Consideration.

(f)                                    No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any Merger Consideration or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar law.

SECTION 3.3                          Withholding Rights. Each of the Surviving Corporation and Parent (and their agents, if applicable) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Company, as of the date of this Agreement and on the Effective Date (except as otherwise provided herein), as follows:

SECTION 4.1                          Organization and Qualification.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate be reasonably likely to result in a Parent Material Adverse Effect.  Parent has heretofore delivered to the Company accurate and complete copies of the Articles of Incorporation and bylaws, as currently in effect, of each of Parent and Merger Sub.

SECTION 4.2                          Capitalization.

(a)                                  The authorized capital stock of Parent consists of fifty million (50,000,000) shares of common stock, par value $0.0001 per share, of which, as of the date of this Agreement, six million (6,000,000) shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, preemptive right, right of first refusal, subscription or any similar right.

(b)                                 The authorized capital stock of Merger Sub consists of one hundred (100) shares of common stock, par value $0.01 per share, of which one hundred (100) shares are issued and outstanding, and all of which are owned by Parent.

(c)                                  Except as disclosed on Schedule 4.2(c) and except for Parent’s ownership of Merger Sub, neither Parent nor Merger Sub owns, directly or indirectly, any capital stock or other equity or other securities of any Person or has any other direct or indirect equity, voting or other ownership interest in any business or Person.  The only Subsidiary owned by Parent since July 1, 1983 was BrewServ Corporation, an Ohio Corporation (“BrewServ”), and its subsidiaries Mimo Development, Inc., Buckley Brewing Company and The Cider People, Inc., which Parent acquired on October 30, 1997.  On July 27, 1999, pursuant to an order of the Third Judicial Court in and for Salt Lake County, State of Utah, the acquisition of BrewServ by Parent was rescinded.  There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which either Parent or Merger Sub, or to their knowledge any other Person, is a party or is bound with respect to the voting of the capital stock of Parent or Merger Sub.  Except as set forth in this Section 4.2, there are no Contracts of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub is bound (i) obligating either Parent or Merger Sub to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other securities or equity or voting interests in, Parent or Merger Sub, (ii) obligating Parent or Merger Sub to enter into any such Contracts, or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Common Stock.  There are no outstanding contractual or other obligations of either Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, either Parent or Merger Sub.

SECTION 4.3                          Authority Relative to the Agreement.  Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to approve this Agreement or any other Transaction Document or to authorize and consummate the transactions contemplated hereby and thereby.  Without limiting the foregoing, no approval of the stockholders of Parent is required to consummate the Merger or the Transactions.  This Agreement and each other Transaction Document has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against the each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

SECTION 4.4                          Consents and Approvals; No Violations.   Except as otherwise provided in Schedule 4.4 and for the filing and recordation of the Articles of Merger, as required by the URBCA, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by Parent and Merger Sub of the Transactions.  Except as set forth in Schedule 4.4, neither the execution and delivery of this Agreement or any other Transaction Document by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the Transactions nor compliance by Parent or Merger Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets.

SECTION 4.5                          SEC Reports.

(a)                                  Parent has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC (collectively, the “Parent SEC Reports”).

(b)                                 As of its respective date, each Parent SEC Report complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act, as the case may be, and, to the extent not included in the Securities Act or the Securities Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Report, and did not when filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  The financial statements of Parent included in the Parent SEC Reports when filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of Parent as of the dates thereof and the results of its operations, cash flows and stockholders’ equity (deficit) for the periods shown (subject, in the case of unaudited statements, to the absence of certain notes to the financial statements and to normal year-end audit adjustments).

(d)                                 Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules an regulations of the SEC promulgated thereunder with respect to the Parent SEC Reports.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

SECTION 4.6                          No Undisclosed Liabilities.

(a)                                  Except as and to the extent set forth in the Parent Financial Statements and on Schedule 4.6, neither Parent nor Merger Sub has, as of the date hereof, or will have at Closing, any liabilities, debts or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due.

(b)                                 No claims were made against Parent by any creditor of BrewServ, Mimo Development, Inc., Buckley Brewing Company or The Cider People, Inc., or by any other Person in the United States Bankruptcy Court for the Southern District of Ohio, under the United States Bankruptcy Code, or otherwise with respect to any liabilities, obligations, debts or any other matters related to BrewServ, Mimo Development, Inc., Buckley Brewing Company, The Cider People, Inc., or otherwise.

SECTION 4.7                          Absence of Certain Changes.  Except as set forth on Schedule 4.7, since December 31, 2003, Parent has not taken any of the prohibited actions set forth in Section 6.1, suffered any Parent Material Adverse Change or entered into any transaction, or conducted any business or operations.  Parent has not operated any business since July 27, 1999 and, except as set forth on Schedule 4.7, Parent has never operated any business.

SECTION 4.8                          No Default.  Except as set forth on Schedule 4.8, neither Parent nor Merger Sub is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or its bylaws or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub.

SECTION 4.9                          Litigation.  Except as set forth on Schedule 4.9, there is no claim, action, suit, charge, proceeding, investigation or review (collectively, “Litigation”) pending or, to the knowledge of Parent or Merger Sub, threatened involving or affecting Parent or Merger Sub or any of their assets or properties, at law or in equity, or which may prevent or delay the consummation of the Transactions.

SECTION 4.10                    Compliance with Applicable Law.  Except as disclosed on Schedule 4.10 attached hereto, Parent and Merger Sub are in compliance with all applicable Laws, including, but not limited to, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

SECTION 4.11                    Assets.  Except as set forth on Schedule 4.11, neither Parent nor Merger Sub has any assets.  Each of Parent and Merger Sub, as the case may be, has good and marketable title to those assets listed on Schedule 4.11, free and clear of all Liens.

SECTION 4.12                    Taxes.  Parent and all its Subsidiaries have duly filed all federal, state, local and foreign tax returns required to be filed by Parent or any of such Subsidiaries, and Parent has duly paid or caused to be paid or made adequate provision in its financial statements for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns and ending with the Effective Date.  None of the income tax returns required to be filed by Parent with any Governmental Authority has ever been examined by the government agencies responsible for auditing such returns.  There are no Liens filed or issues or claims asserted for Taxes by any taxing authority on the assets of Parent or any of its Subsidiaries.  Except as set forth in Schedule 4.12 attached hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return of Parent.

SECTION 4.13                    Environmental Matters.

(a)                                  Parent and all of its Subsidiaries are and have at all times been in compliance with all applicable Environmental Laws, and neither Parent nor Merger Sub has received any (i) communication that alleges that either Parent or Merger Sub is in violation of, or has liability under, any Environmental Law, (ii) written request for information pursuant to any Environmental Law, or (iii) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law and that would be applicable to the operations of either Parent or Merger Sub.

(b)                                 Neither Parent nor any of its Subsidiaries nor any of the current and former properties, operations or activities of Parent or any of its Subsidiaries is subject to any existing, pending or, to the knowledge of Parent, threatened action, suit, investigation, inquiry or proceeding by any Governmental Authority or other Person under any Environmental Law.

(c)                                  All authorizations, if any, required to be obtained or filed by Parent or any of its Subsidiaries under any Environmental Law in connection with the business of Parent have been obtained or filed and are valid and currently in full force and effect and will remain valid and in full force and effect after the consummation of the Merger and Parent is in compliance with the terms and conditions of such authorizations.

(d)                                 There has been no release of any hazardous substance, pollutant or contaminant into the environment by Parent or any of its Subsidiaries in connection with the current or former properties or operations of Parent.

(e)                                  To the knowledge of Parent, there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the current or former properties, operations and activities of Parent or any of its Subsidiaries.

SECTION 4.14                    Contracts.  Schedule 4.14 lists all Contracts to which either Parent or Merger Sub is a party or by which any of their properties or assets are bound, including a description of the material terms of all oral Contracts.  Neither Parent nor Merger Sub is in violation of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Contract to which it is a party or by which it or any of its properties or assets is bound, and, to the knowledge of Parent and Merger Sub, no other party to any such Contract is in violation or default (with or without notice or lapse of time or both) under, and there has occurred no event giving to others any rights of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Contract.

SECTION 4.15                    Minute Books.  Parent has made available to the Company true and complete copies of the minute books of its Board of Directors and each committee of its Board of Directors.  Such minute books contain in all material respects summaries of all meetings of the Board of Directors of Parent, committees of the Board of Directors of Parent and stockholders of Parent or actions by written consent since July 1, 1983, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 4.16                    Interim Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Transactions, and has engaged in no business activities except as contemplated hereby.

SECTION 4.17                    Securities, Listing.  The outstanding shares of Parent were issued in accordance with the provisions of the Securities Act or exemptions therefrom, and any relevant state securities laws or pursuant to valid exemptions therefrom.  Parent is in compliance with all applicable maintenance criteria and other requirements necessary to permit continued

listing of the Parent Common Stock on the NASD Over-the-Counter Bulletin Board system, and Parent has not received evidence to the contrary from the NASD.

SECTION 4.18                    Brokers.  Except as set forth on Schedule 4.18, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.

SECTION 4.19                    Accuracy of Statements.  Neither this Agreement nor any Transaction Document nor any written statement, list, certificate or other information furnished by or on behalf of Parent or Merger Sub to the Company in connection with this Agreement, the Transaction Documents or any of the Transactions, taken as a whole, contains any untrue statement of a material fact regarding Parent or Parent’s business, or omits to state a material fact necessary to make the statements regarding Parent or Parent’s business contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub, as of the date of this Agreement and on the Effective Date (except as otherwise provided herein), as follows:

SECTION 5.1                          Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite power and authority to own, lease and operate its properties and to carry on is business as now being conducted.  The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate be reasonably likely to result in a Company Material Adverse Effect.  The Company has heretofore delivered to Parent accurate and complete copies of the Articles of Incorporation and bylaws, as currently in effect, of the Company.

SECTION 5.2                          Capitalization.

(a)                                  The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of common stock, par value $0.001 per share, of which, as of the date of this Agreement, nine million six hundred seven thousand (9,607,000) shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, preemptive right, right of first refusal, subscription or any similar right, and (ii) options, warrants, and other contractual rights to acquire ten million seven hundred eighty-four thousand eight hundred sixty (10,784,860) Company Shares, a detailed list of which is set forth on Schedule 5.2(a), listing the owner, exercise price, conversion terms (cash or cashless), expiration and other materially relevant data.

(b)                                 Except as disclosed on Schedule 5.2(b), the Company does not own, directly or indirectly, any capital stock or other equity or other securities of any Person or have any other direct or indirect equity, voting or other ownership interest in any business or Person.  There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company, or to its knowledge any other Person, is a party or is bound with respect to the voting of the capital stock of the Company.  Except as set forth in this Section 5.2, there are no Contracts of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, the Company (ii) obligating the Company to enter into any such Contracts, or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Shares.  Except as set forth on Schedule 5.2(c), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company.

SECTION 5.3                          Authority Relative to the Agreement.  The Company has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or any other Transaction Document or to authorize and consummate the transactions contemplated hereby and thereby.  This Agreement and each other Transaction Document has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

SECTION 5.4                          Consents and Approvals; No Violations.   Except as otherwise provided in Schedule 5.4 and for the filing and recordation of the Articles of Merger, as required by the URBCA, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by the Company of the Transactions.  Except as set forth in Schedule 5.4, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company or any of its properties or assets.

SECTION 5.5                          Company Financial Statements.  The Company has delivered to Parent copies of the Company Financial Statements.  The Company Financial Statements present fairly the financial position of the Company as of the dates thereof and results of operations and cash flows for the Company for the periods presented therein.  The Company Financial Statements have been prepared in conformity with GAAP, consistently applied during the periods presented therein.

SECTION 5.6                          No Undisclosed Liabilities.  Except as and to the extent set forth in the Company Financial Statements or on Schedule 5.6, the Company, as of the date of the last balance sheet (the “Company Balance Sheet Date”) contained in the Company Financial Statements, did not have any material liabilities required to be included on a balance sheet not reflected on such balance sheet.  Except as and to the extent set forth in the Company Financial Statements, since the Company Balance Sheet Date, through and including the Effective Date, the Company has not incurred any liabilities material to the business, operations or financial condition of the Company taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and any liabilities incurred in connection with this Agreement.

SECTION 5.7                          Absence of Certain Changes.  Except as set forth on Schedule 5.7, since December 31, 2003, the Company has not taken any of the Company prohibited actions set forth in Section 6.2 or suffered any Company Material Adverse Change.

SECTION 5.8                          No Default.  Except as set forth on Schedule 5.8, the Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or its bylaws or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

SECTION 5.9                          Litigation.  Except as set forth on Schedule 5.9, there is no Litigation pending or, to the knowledge of the Company, threatened involving the Company, at law or in equity, or which may prevent or delay the consummation of the Transactions.

SECTION 5.10                    Compliance with Applicable Law.  Except as disclosed on Schedule 5.10 attached hereto, the Company is in compliance with all applicable Laws, except for any noncompliance that could not reasonably be expected to result in a Company Material Adverse Effect.

SECTION 5.11                    Taxes.  The Company has duly filed all federal, state, local and foreign tax returns required to be filed by it, and the Company has duly paid, caused to be paid or made adequate provision in the Company Financial Statements for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns and ending with the Effective Date.  None of the income tax returns required to be filed by the Company with any Governmental Authority has ever been examined by the government agencies responsible for auditing such returns.  There are no Liens filed or issues or claims asserted for Taxes by any taxing authority on the assets of the Company.  Except as set forth in Schedule 5.11 attached hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return of the Company.

SECTION 5.12                    Environmental Matters.

(a)                                  The Company is and has at all times been in compliance with all applicable Environmental Laws, and the Company has not received any (i) communication that alleges that the Company is in violation of, or has liability under, any Environmental Law, (ii) written request for information pursuant to any Environmental Law, or (iii) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law and that would be applicable to the operations of the Company.

(b)                                 Neither the Company nor any of its Subsidiaries nor any of the current and former properties, operations or activities of the Company or any of its Subsidiaries is subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by any Governmental Authority or other Person under any Environmental Law.

(c)                                  All authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company have been obtained or filed and are valid and currently in full force and effect and will remain valid and in full force and effect after the consummation of the Merger and the Company is in compliance with the terms and conditions of such authorizations.

(d)                                 There has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or any of its Subsidiaries in connection with the current or former properties or operations of the Company.

(e)                                  To the knowledge of the Company, there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the current or former properties, operations and activities of the Company or any of its Subsidiaries.

SECTION 5.13                    Brokers.  Except as set forth on Schedule 5.13, No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 5.14                    Accuracy of Statements.  Neither this Agreement nor any written statement, list, certificate or other information furnished by or on behalf of the Company to Parent in connection with this Agreement or any of the Transactions, taken as a whole, contains any untrue statement of a material fact regarding the Company or the Company’s business, or omits to state a material fact necessary to make the statements regarding the Company or the Company’s business contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE VI

COVENANTS AND AGREEMENTS

SECTION 6.1                          Covenants of Parent and Merger Sub.  Parent and Merger Sub, jointly and severally, each covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, it:

(a)                                  Shall conduct no business other than to comply with all the terms of this Agreement and the Transaction Documents and to take such other actions as are necessary and advisable to allow the parties to consummate the Merger and the Transactions.

(b)                                 Shall not enter into any Contracts, or cancel, terminate, modify, assign or amend in any respect any existing Contracts.

(c)                                  Shall not, nor shall it propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities.

(d)                                 Shall not authorize for issuance, issue, sell, deliver or agree to commit or issue, sell or deliver (whether through this issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof and disclosed in Section 4.2, or amend in any material respect any of the terms of any such securities or agreement outstanding on the date hereof.

(e)                                  Shall not amend or propose to amend its Articles of Incorporation or bylaws except as provided for in Section 6.9 hereof.

(f)                                    Shall not acquire, sell, lease, encumber, transfer or dispose of any assets, except as contemplated by this Agreement.

(g)                                 Shall not incur any liabilities other than liabilities incurred in connection with this Agreement and the Transactions.

(h)                                 Shall not change any of the accounting principles or practices used by it (except as required by GAAP).

(i)                                     Shall not agree to take any of the foregoing actions or knowingly take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

(j)                                     Shall give the Company prompt notice of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, if received by such party subsequent to the date of this Agreement and prior to the Effective Time, under this Agreement, any other Transaction Document or any other Contract to which such party is a party or is subject; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, which consent, if required, would breach the representations contained in Articles IV or V; (iii) any notice or other communication received by either Parent or Merger Sub from a Governmental Authority relating to this Agreement, the Transaction Documents, the Transactions or any Litigation related to the Transactions, and (iii) any Parent Material Adverse Change.

(k)                                  During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees that it will not, without the prior written consent of the Company, except as contemplated by this Agreement or required by Law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(l)                                     Each will fully comply with all SEC rules and regulations, including all rules and regulations promulgated under the Securities Act and the Securities Exchange Act and will file in a timely manner all reports, schedules, forms, statements and other documents required to be filed with the SEC.

SECTION 6.2                          Covenants of the Company.  The Company covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, it:

(a)                                  Shall carry on its business in the usual, regular and ordinary course, consistent with past practice, and use its best efforts, consistent with past practice, to preserve intact its present business organization, maintain its corporate existence and good standing in its state of incorporation, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

(b)                                 Shall not, nor shall it propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities.

(c)                                  Shall not agree to take any of the foregoing actions or knowingly take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

(d)                                 Shall give Parent prompt notice of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, if received by the Company subsequent to the date of this Agreement and prior to the Effective Time, under this Agreement, any other Transaction Document or any other Contract to which the Company is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, which consent, if required, would breach the representations contained in Article V; (iii) any notice or other communication received by the Company from a Governmental Authority relating to this Agreement, the Transaction Documents, the Transactions or any Litigation related to the Transactions, and (iii) any Company Material Adverse Change.

(e)                                  During the period from the date of this Agreement and continuing until the Closing, the Company agrees that it will not, without the prior written consent of Parent, except as contemplated by this Agreement or required by law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

SECTION 6.3                          No Solicitation.  Except as set forth on Schedule 6.3, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, nor any of their respective Affiliates, officers, directors, employees, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Person, entity or group concerning any merger, sale of substantially all of the assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving the Company, on the one hand, or Parent or Merger Sub, on the other hand (other than the transactions contemplated by this Agreement).  Each party shall promptly advise the other party of any such inquiries or proposals it receives from third parties.

SECTION 6.4                          Access to Information.  Upon reasonable notice the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to its pertinent properties, books, contracts, commitments and records and, during such period, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request.  Any such information furnished to the Company, on the one hand, or Parent and Merger Sub, on the other hand, shall be subject to the provisions of the Nondisclosure Agreement between the Company and Parent, dated June 22, 2004 (the “Nondisclosure Agreement”), which remains in full force and effect.

SECTION 6.5                          Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to have the Closing occur by July 19, 2004, or as soon as practicable thereafter, and to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions including, without limitation, the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party.  Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

SECTION 6.6                          Notice Regarding Change in Circumstances.   The Company shall give Parent written notice promptly upon the occurrence of or the Company becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach or would have caused a breach of any of the representations, warranties, duties and/or obligations of the Company as contained in this Agreement.  Parent and Merger Sub shall give the Company written notice promptly upon the occurrence of or either Parent or Merger Sub, as the case may be, becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach or would have caused a breach of any of the representations or warranties of Parent or Merger Sub as contained in this Agreement.

SECTION 6.7                          Expenses.  The Company shall pay all costs and expenses that it incurs in connection with this Agreement, the Transaction Documents and the Transactions.  Parent shall pay all costs and expenses that Parent and Merger Sub incur in connection with this Agreement, the Transaction Documents and the Transactions (the “Parent Expenses”), provided that, if the Transactions are completed, any expenses of Parent and Merger Sub, collectively, in excess of $20,000 shall be paid by Edward Cowle, H. Deworth Williams and Geoff Williams.  Pursuant to an escrow agreement, dated as of the date hereof, by and among Parent, Duncan Capital LLC (the “Placement Agent”) and Continental Stock Transfer & Trust Company (the “Escrow Agent”), Parent and the Placement Agent will direct the Escrow Agent to, at Closing, issue a check or wire funds in the amount of $20,000 into the Leonard E. Neilson Trust Account III, to be used for payment of the Parent Expenses.

SECTION 6.8                          Public Announcements.  Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practical, consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.  The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

SECTION 6.9                          Board of Directors of Parent.  Pursuant to Articles III and VIII of the bylaws of Parent, Parent will, prior to Closing, amend its bylaws to increase the size of the Board of Directors of Parent to seven (7) directors and will appoint the directors nominated by the Company to fill the vacancies created by such increase in the size of the Board (the “Appointment”).  Parent will prepare and file with the SEC the statement required by Rule 14f-1 promulgated under the Securities Exchange Act (the “14f-1 Statement”), in form and substance reasonably satisfactory to the Company.  The Appointment will become effective at the later of (i) 10 days following the filing of the 14f-1 Statement with the SEC (as required by Rule 14f-1) and (ii) the Closing.

ARTICLE VII

CONDITIONS

SECTION 7.1                          Conditions to each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)                                  This Agreement shall have been approved and adopted by the affirmative vote of the stockholders of the Company.

(b)                                 All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Authority, the absence of which would prohibit the consummation of the Merger and the other Transactions, shall have been filed, occurred or been obtained.

(c)                                  There shall not be in effect any statute, rule, regulation, executive order, decree, stop order or injunction enacted, entered, promulgated or enforced by any Governmental Authority, which prohibits or has the effect of preventing the consummation of the Merger.

(d)                                 There shall not be any Litigation that makes consummation of the Merger illegal or otherwise prohibits or prevents the consummation of the Merger.

(e)                                  Parent shall have completed a private placement of its securities that results in gross proceeds to Parent of not less than 1.0 million dollars.

SECTION 7.2                          Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Parent and Merger Sub in writing:

(a)                                  The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)                                 The Company shall have performed all obligations required to be performed by the Company under this Agreement at or prior to the Closing.

(c)                                  From the date of this Agreement through and including the Effective Date, except as set forth on Schedule 5.7, the Company shall not have suffered any Company Material Adverse Change.

(d)                                 The President of the Company shall deliver to Parent at Closing a certificate stating that the conditions specified in clauses (a), (b) and (c) of this Section 7.2 have been fulfilled.

(e)                                  The Company shall furnish Parent with copies of (i) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement, (ii) the resolution duly adopted by the stockholders of the Company approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of the Company.

SECTION 7.3                          Conditions to the Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by the Company:

(a)                                  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)                                 Parent and Merger Sub shall have performed all obligations required to be performed by each of Parent and Merger Sub under this Agreement at or prior to the Closing.

(c)                                  From the date of this Agreement through and including the Effective Date, except as set forth on Schedule 4.7, neither Parent nor Merger Sub shall have suffered any Parent Material Adverse Change.

(d)                                 The President of Parent shall deliver to the Company at Closing a certificate stating that the conditions specified in clauses (a), (b) and (c) of this Section 7.3 have been fulfilled.

(e)                                  Parent shall furnish the Company with copies of (i) resolutions duly adopted by the Board of Directors of Parent approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable Parent to comply with the terms of this Agreement, (ii) resolutions duly adopted by the Board of Directors of Merger Sub approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable Merger Sub to comply with the terms of this Agreement, and (iii) the resolution duly adopted by the stockholders of Merger Sub approving and adopting this Agreement and the Merger.  All such resolutions are to be certified by the Secretary or Assistant Secretary of Parent or Merger Sub, as the case may be.

(f)                                    Parent shall have complied with the requirements of Section 6.9 of this Agreement and the directors and officers of the Parent serving as directors and officers of Parent as of the date of this Agreement shall have resigned.

SECTION 7.4                          Frustration of Closing Conditions.  None of the Company, Parent, or Merger Sub may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use commercially reasonable efforts to consummate the Merger and the other Transactions, as required by and subject to Section 6.5.

ARTICLE VIII

TERMINATION

SECTION 8.1                          Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a)                                  By mutual written consent of the Company, on the one hand, and Parent, on the other.

(b)                                 By Parent, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the Company set forth in this agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 7.2(a) would not be satisfied and such breach or untruth is not curable by the Company, or if curable, is not cured within thirty (30) days after notice thereof has been received by the Company.

(c)                                  By the Company, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of either Parent or Merger Sub set forth in this agreement or if any representation or warranty of either Parent or Merger Sub shall have become untrue, in either case such that the condition set forth in Section 7.3(a) would not be satisfied and such breach or untruth is not curable by Parent or Merger Sub, as the case may be, or if curable, is not cured within thirty (30) days after notice thereof has been received by Parent or Merger Sub, as the case may be.

(d)                                 By Parent or the Company, if there shall be any Law or Litigation that makes consummation of the Merger illegal or otherwise prohibited, or if there shall be any final and nonappealable order of a competent Governmental Authority that prevents or restrains the consummation of the Merger.

(e)                                  By Parent or the Company, if the Merger shall not have been consummated on or before July 31, 2004; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose failure or whose Affiliates’ failure to perform any covenant, obligation or agreement hereunder has been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date.

SECTION 8.2                          Effect of Termination.

(a)                                  In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, except as provided below in Section 8.2(b).  Notwithstanding the preceding sentence, each of (i) Section 6.8 and (ii) the Nondisclosure Agreement shall remain in full force and effect in the event of the termination of this Agreement pursuant to Section 8.1 hereof.

(b)                                 In the event of the termination of this Agreement pursuant to Section 8.1 hereof, Parent, Merger Sub and the Company each agree on behalf of themselves and their respective agents and representatives, to promptly return to Parent and Merger Sub, on the one hand, all

Parent Confidential Information and to the Company, on the other hand, all Company Confidential Information, and to refrain from keeping any copies thereof, or to destroy any such Confidential Information if so requested by the originating party.  The Nondisclosure Agreement shall remain in full force and effect after termination of this Agreement.

SECTION 8.3                          Amendment.  This Agreement may be amended by the parties hereto, at any time prior to the Effective Time, by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 8.4                          Extension; Waiver.  At any time prior to the Effective Date, the parties hereto may by mutual written agreement, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1                          Notices.  All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)                                     if to Parent or Merger Sub, to:

Geoff Williams
Grant Ventures, Inc.
56 West 400 South
Suite #220
Salt Lake City, UT 84101
Facsimile: (801) 595-0967

with a copy to:

Leonard E. Neilson
Leonard E. Neilson, P.C.
8160 South Highland Drive
Suite 209
Sandy, UT 84093
Facsimile : (801) 733-0808

(ii)                                  if to the Company, to:

Stan Yakatan
Impact Diagnostics, Inc.
5792 South 900 East
Suite B
Salt Lake City, UT 84121
Facsimile: (801) 261-5276

with a copy to:

Steven S. Pretsfelder, Esq.
Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, NY 10022
Facsimile: (212) 895-2900

SECTION 9.2                          Descriptive Headings.   The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 9.3                          Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 9.4                          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 9.5                          Entire Agreement; Assignment.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Nondisclosure Agreement; any provisions of such agreement that are inconsistent with the Transactions being waived hereby).

SECTION 9.6                          Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

SECTION 9.7                          Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9.8                          Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of the Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

“PARENT”

GRANT VENTURES, INC.

By:
Name:
Title:

“MERGER SUB”

IMPACT ACQUISITION CORPORATION

By:
Name:
Title:

“COMPANY”

IMPACT DIAGNOSTICS, INC.

By:
Name:
Title:

AS TO SECTION 6.7 OF THIS AGREEMENT:

EDWARD COWLE

AS TO SECTION 6.7 OF THIS AGREEMENT:

H. DEWORTH WILLIAMS

AS TO SECTION 6.7 OF THIS AGREEMENT:

GEOFF WILLIAMS